EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the Annual Report of HCA Inc. (the “Company”) on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Jack O. Bovender, Jr.

Jack O. Bovender, Jr.
Chairman of the Board and
Chief Executive Officer
March 27, 2007

By:	/s/ R. Milton Johnson

R. Milton Johnson
Executive Vice President and
Chief Financial Officer
March 27, 2007